Exhibit 99.1

FOSTER WHEELER REPORTS RESULTS FOR SECOND QUARTER OF 2010

•                  Excellent operating and commercial performance

•                  $58.9 million net income, or $0.46 per diluted share

•      $90.2 million of EBITDA

•      $1.0 billion total cash position

•      2010 EBITDA margin outlook reaffirmed for both business groups

•      2010 scope revenue outlook moderately lowered for Global E&C Group

ZUG, SWITZERLAND, August 5, 2010 — Foster Wheeler AG (Nasdaq: FWLT) today reported net income for the second quarter of 2010 of $58.9 million, or $0.46 per diluted share, compared with $122.2 million, or $0.96 per diluted share, in the second quarter of 2009.  Net income in both quarterly periods was impacted by asbestos-related provisions as detailed in the attached table.  Excluding such items from both quarterly periods, net income in the second quarter of 2010 was $61.2 million, or $0.48 per diluted share, compared with $124.0 million, or $0.98 per diluted share, in the year-ago quarter.

Second-quarter 2010 consolidated EBITDA (earnings before interest expense, income taxes, depreciation and amortization) was $90.2 million, compared with $162.0 million in the second quarter of 2009. Consolidated EBITDA in both quarterly periods was also impacted by asbestos-related provisions as detailed in the attached table.  Excluding such items from both quarterly periods, consolidated EBITDA in the second quarter of 2010 was $92.6 million, compared with $163.7 million the second quarter of 2009.

For the first six months of 2010, net income was $130.9 million, or $1.02 per diluted share, compared with $195.1 million, or $1.54 per diluted share, for the first six months of 2009.  Consolidated EBITDA for the first six months of 2010 was $201.5 million, compared with $267.5 million for the first six months of 2009.  The six-month periods of 2010 and 2009 included asbestos-related provisions as detailed in the attached table.

The following tables present quarterly and average quarterly data, both as reported and as adjusted.  The company believes that quarterly averages provide meaningful comparative relevance for certain key metrics in light of the significant quarter-to-quarter variability that is inherent in the company’s financial results.

(in millions)	Q2 2010	Qtrly Avg. 2010	Q2 2009	Qtrly Avg. 2009
Net income	$59	$65	$122	$87
Net income, as adjusted	$61	$66	$124	$94
Consolidated EBITDA	$90	$101	$162	$126
Consolidated EBITDA, as adjusted	$93	$102	$164	$133

Foster Wheeler’s Chief Executive Officer, Robert C. Flexon, said, “The company’s net income in the second quarter of 2010 was below the average quarter of 2009 primarily due to market-related declines in scope revenues and EBITDA margins in both of our operating groups.  Nevertheless, both operating groups continued to demonstrate outstanding performance in executing contracts — and maintained commercial excellence despite ongoing competitive pressure.”

Global Engineering and Construction (E&C) Group

(in millions)	Q2 2010	Qtrly Avg. 2010	Q2 2009	Qtrly Avg. 2009
New orders booked (FW Scope)	$488	$453	$512	$494
Operating revenues (FW Scope)	$454	$434	$481	$478
Segment EBITDA	$85	$93	$131	$105
EBITDA Margin (FW Scope)	18.8%	21.4%	27.1%	22.0%

•                  EBITDA in the second quarter of 2010 was lower than the average quarter of 2009 due to a reduced volume of work executed and lower margins on scope revenues.   New orders booked in Foster Wheeler scope remained at a level comparable to the average quarter of 2009,  largely reflecting the receipt of contract awards that had been on the company’s prospect list for a number of months.   Man-hours in backlog at the end of the second quarter of 2010 amounted to 14.1 million.

•                  Scope operating revenues were below the average quarter of 2009, primarily due to a lower volume of work executed.

Global Power Group (GPG)

(in millions)	Q2 2010	Qtrly Avg. 2010	Q2 2009	Qtrly Avg. 2009
New orders booked (FW Scope)	$162	$311	$83	$150
Operating revenues (FW Scope)	$160	$162	$276	$251
Segment EBITDA	$26	$28	$54	$49
EBITDA Margin (FW Scope)	16.5%	17.4%	19.5%	19.3%

•                  EBITDA in the second quarter of 2010 was below the average quarter of 2009 due to lower scope revenues and margins.  Additionally, in relation to the average quarter of 2009, the group experienced a reduction of approximately $4 million in equity income from a Chilean power plant that was disabled by a February 2010 earthquake.  The company expects insurance coverage to substantially compensate the project for the business interruption.  However, the recovery of lost profits will not be recognized until such time as the insurance claim is finalized.

•                  Scope new orders were above the average quarter of 2009, largely reflecting the continued global appeal of the company’s CFB boiler technology combined with an improving market, particularly in Eastern Europe and the Far East.

In commenting on the market outlook for the company’s two business units, Flexon said, “Our outlook for the Global Power Group is unchanged.  We expect EBITDA margin on scope revenue of 16-18% for full-year 2010, and we expect to exit 2010 with a level of scope backlog that will be well above the levels we reported in the first two quarters of this year.”

Flexon added, “In our Global E&C Group, we now expect a steady, rather than accelerating, pace of new orders in the second half of 2010, with projects moving forward in a measured fashion and, in some cases, through phased releases.  Although we see clients delaying decisions on certain significant project investments into 2011 due to a variety of factors, such as permitting, complexity of consortium/partner approvals, timing of political events such as elections, appointments to key positions in national oil companies and the pacing of investment decisions among multiple client projects, markets are continuing to show signs of improvement, particularly in emerging economies.  However, as a result of these delays, and lower currency exchange rates as compared to 2009, our 2010 scope revenues in E&C are likely to be moderately lower than they were in 2009, whereas our previous outlook was for E&C scope revenues in 2010 to be comparable to 2009.  As a result of excellent operating performance, we reaffirm our expectation that EBITDA margin on scope revenue in the Global E&C Group will be 18-20% for the full year 2010, bolstered in part by profit enhancement opportunities.”

Share Repurchase Program

On September 12, 2008, the company announced that its board of directors had authorized a $750 million share repurchase program.  The company has not purchased any shares under the program during the first half of 2010.   To date, the company has purchased 18.1 million shares and has approximately $264 million remaining under the existing authorization.

Net Income Attributable to Foster Wheeler AG

All references to net income in this news release indicate net income attributable to Foster Wheeler AG.

Calculation of EBITDA

EBITDA is a supplemental financial measure not defined in generally accepted accounting principles, or GAAP.  The company defines EBITDA as net income attributable to Foster Wheeler AG before interest expense, income taxes, depreciation and amortization.  The company has presented EBITDA because it believes it is an important supplemental measure of operating performance.  Certain covenants under our U.S. senior secured credit agreement, as in effect as of June 30, 2010 and as amended and restated in July 2010, use an adjusted form of EBITDA such that in the covenant calculations the EBITDA as presented herein is adjusted for certain unusual and infrequent items specifically excluded in the terms of our U.S. senior secured credit agreement.  The company believes that the line item on its consolidated statement of operations entitled “net income attributable to Foster Wheeler AG” is the most directly comparable GAAP financial measure to EBITDA.  Since EBITDA is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income attributable to Foster Wheeler AG as an indicator of operating performance or any other GAAP financial measure.

EBITDA, as calculated by the company, may not be comparable to similarly titled measures employed by other companies.  In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the company’s ability to fund its cash needs.  As EBITDA excludes certain financial information that is included in net income attributable to Foster Wheeler AG, users of this financial information should consider the type of events and transactions that are excluded.

The company’s non-GAAP performance measure, EBITDA, has certain material limitations as follows:

•              It does not include interest expense.  Because the company has borrowed money to finance some of its operations, interest is a necessary and ongoing part of its costs and has assisted the company in generating revenue.  Therefore, any measure that excludes interest expense has material limitations;

•              It does not include taxes.  Because the payment of taxes is a necessary and ongoing part of the company’s operations, any measure that excludes taxes has material limitations; and

•              It does not include depreciation and amortization.  Because the company must utilize property, plant and equipment and intangible assets in order to generate revenues in its operations, depreciation and amortization are necessary and ongoing costs of its operations.  Therefore, any measure that excludes depreciation and amortization has material limitations.

Calculation of EBITDA Margin

Segment EBITDA margin is calculated by dividing business unit operating revenues in Foster Wheeler Scope into business unit EBITDA.

Foster Wheeler Scope

Foster Wheeler Scope represents that portion of unfilled orders, new orders booked and operating revenues on which profit can be earned.  Foster Wheeler Scope excludes revenues relating to third-party costs incurred by the company as agent or principal on a reimbursable basis.  The company began comprehensively reporting Foster Wheeler Scope as of 2005.

Conference Call Information

Foster Wheeler AG plans to hold a conference call today, Thursday, August 5, at 4:00 p.m. Central European Time (10:00 a.m. Eastern Daylight Time in the U.S.) to discuss its financial results for the second quarter ended June 30, 2010.

The call will be accessible to the public by telephone or webcast, and the company will post an accompanying slide presentation in the investor relations section of its website (www.fwc.com). To listen to the call by telephone, dial 973-935-8752 (conference I.D. No. 83954669) approximately ten minutes before the call.  The conference call will also be available over the Internet at www.fwc.com or through StreetEvents at www.streetevents.com.

A replay of the call will be available on the company’s website as well as by telephone.  The replay can be accessed on the company’s website for four weeks following the call.  The replay will be available by telephone for one week following the call and can be accessed by dialing 706-645-9291 (replay passcode 83954669 required).

Foster Wheeler AG is a global engineering and construction contractor and power equipment supplier delivering technically advanced, reliable facilities and equipment. The company employs approximately 13,000 talented professionals with specialized expertise dedicated to serving clients through one of its two primary business groups. The company’s Global Engineering and Construction Group designs and constructs leading-edge processing facilities for the upstream oil and gas, LNG and gas-to-liquids, refining, chemicals and petrochemicals, power, environmental, pharmaceuticals, biotechnology and healthcare industries.  The company’s Global Power Group is a world leader in combustion and steam generation technology that designs, manufactures and erects steam generating and auxiliary equipment for power stations and industrial facilities and also provides a wide range of aftermarket services.  The company is based in Zug, Switzerland, and its operational headquarters office is in Geneva, Switzerland.   For more information about Foster Wheeler, please visit our Web site at www.fwc.com.

#     #     #

10-445

Safe Harbor Statement

Foster Wheeler AG news releases may contain forward-looking statements that are based on management’s assumptions, expectations and projections about the company and the various industries within which the company operates. These include statements regarding the company’s expectations about revenues (including as expressed by its backlog), its liquidity, the outcome of litigation and legal proceedings and recoveries from customers for claims and the costs of current and future asbestos claims and the amount and timing of related insurance recoveries. Such forward-looking statements by their nature involve a degree of risk and uncertainty. The company cautions that a variety of factors, including but not limited to the factors described in the company’s most recent Annual Report on Form 10-K, which was filed with the U.S. Securities and Exchange Commission on February 25, 2010 and the following, could cause the company’s business conditions and results to differ materially from what is contained in forward-looking statements: benefits, effects or results of the company’s redomestication or the relocation of the company’s principal executive offices to Geneva, Switzerland; further deterioration in the economic conditions in the United States and other major international economies, changes in investment by the oil and gas, oil refining, chemical/petrochemical and power generation industries, changes in the financial condition of its customers, changes in regulatory environments, changes in project design or schedules, contract cancellations, changes in estimates made by the company of costs to complete projects, changes in trade, monetary and fiscal policies worldwide, compliance with laws and regulations relating to its global operations, currency fluctuations, war and/or terrorist attacks on facilities either owned by the company or where equipment or services are or may be provided by the company, interruptions to shipping lanes or other methods of transit, outcomes of pending and future litigation, including litigation regarding the company’s liability for damages and insurance coverage for asbestos exposure, protection and validity of its patents and other intellectual property rights, increasing competition by non-U.S. and U.S. companies, compliance with its debt covenants, recoverability of claims against its customers and others by the company and claims by third parties against the company, and changes in estimates used in its critical accounting policies. Other factors and assumptions not identified above were also involved in the formation of these forward-looking statements and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. Most of these factors are difficult to predict accurately and are generally beyond the company’s control. You should consider the areas of risk described above in connection with any forward-looking statements that may be made by the company. The company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures the company makes in proxy statements, quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K filed with the Securities and Exchange Commission.

Contacts:

Media	Julie Stanisz	908 730-4047	E-mail: julie_stanisz@fwc.com
Investor Relations	Scott Lamb	908 730-4155	E-mail: scott_lamb@fwc.com
Other Inquiries		908 730-4000	E-mail: fw@fwc.com

Foster Wheeler AG  and  Subsidiaries

Consolidated Statement of Operations

(in thousands of dollars, except share data and per share amounts)

(unaudited)

	Fiscal Quarters Ended		Fiscal Six Months Ended
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009

Operating revenues	$1,005,496	$1,308,801	$1,951,069	$2,573,324
Cost of operating revenues	857,636	1,088,842	1,631,127	2,190,613
Contract profit	147,860	219,959	319,942	382,711

Selling, general and administrative expenses	69,515	69,024	139,820	138,272
Other income, net	(11,419)	(11,490)	(19,751)	(19,693)
Other deductions, net	8,049	6,898	19,737	12,985
Interest income	(2,730)	(2,426)	(5,089)	(5,098)
Interest expense	4,044	1,302	8,595	5,469
Net asbestos-related provision	2,344	1,756	1,597	3,506
Income before income taxes	78,057	154,895	175,033	247,270
Provision for income taxes	15,409	27,561	37,019	45,564
Net income	62,648	127,334	138,014	201,706
Less: Net income attributable to noncontrolling interests	3,790	5,130	7,096	6,639
Net income attributable to Foster Wheeler AG	$58,858	$122,204	$130,918	$195,067

Shares Outstanding:
Weighted-average number of shares outstanding for basic earnings per share	127,519,766	126,344,093	127,497,450	126,304,157

Weighted-average number of shares outstanding for diluted earnings per share	127,879,276	127,055,178	127,859,878	126,867,282

Earnings per share:
Basic	$0.46	$0.97	$1.03	$1.54
Diluted	$0.46	$0.96	$1.02	$1.54

Foster Wheeler AG and Subsidiaries

Consolidated Balance Sheet

(in thousands of dollars)

(unaudited)

	June 30,	December 31,
	2010	2009
ASSETS
Current Assets:
Cash and cash equivalents	$973,913	$997,158
Short-term investments	240	—
Accounts and notes receivable, net:
Trade	478,975	526,525
Other	104,038	117,718
Contracts in process	195,336	219,774
Prepaid, deferred and refundable income taxes	40,214	46,478
Other current assets	37,906	33,902
Total current assets	1,830,622	1,941,555
Land, buildings and equipment, net	357,909	398,132
Restricted cash	28,189	34,905
Notes and accounts receivable — long-term	1,268	1,571
Investments in and advances to unconsolidated affiliates	200,502	228,030
Goodwill	82,220	88,702
Other intangible assets, net	67,945	73,029
Asbestos-related insurance recovery receivable	230,112	244,265
Other assets	81,596	87,781
Deferred tax assets	67,849	89,768
TOTAL ASSETS	$2,948,212	$3,187,738

LIABILITIES, TEMPORARY EQUITY AND EQUITY
Current Liabilities:
Current installments on long-term debt	$34,397	$36,930
Accounts payable	226,421	303,436
Accrued expenses	211,374	280,861
Billings in excess of costs and estimated earnings on uncompleted contracts	581,464	600,725
Income taxes payable	30,585	60,052
Total current liabilities	1,084,241	1,282,004

Long-term debt	149,871	175,510
Deferred tax liabilities	59,273	62,956
Pension, postretirement and other employee benefits	231,912	270,269
Asbestos-related liability	323,947	352,537
Other long-term liabilities	162,782	171,405
Commitments and contingencies
TOTAL LIABILITIES	2,012,026	2,314,681

Temporary Equity:
Non-vested share-based compensation awards subject to redemption	7,339	2,570
TOTAL TEMPORARY EQUITY	7,339	2,570

Equity:
Registered shares	329,630	329,402
Paid-in capital	624,180	617,938
Retained earnings	453,099	322,181
Accumulated other comprehensive loss	(516,725)	(438,004)
TOTAL FOSTER WHEELER AG SHAREHOLDERS’ EQUITY	890,184	831,517
Noncontrolling Interests	38,663	38,970
TOTAL EQUITY	928,847	870,487
TOTAL LIABILITIES, TEMPORARY EQUITY AND EQUITY	$2,948,212	$3,187,738

Foster Wheeler AG and Subsidiaries

Business Segments

(in thousands of dollars)

(unaudited)

	Fiscal Quarters Ended		Fiscal Six Months Ended
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009
Global Engineering & Construction Group
Backlog - in future revenues	$2,906,600	$4,262,000	$2,906,600	$4,262,000
New orders booked - in future revenues	770,800	847,700	1,247,100	1,657,200
Operating revenues	842,461	1,030,471	1,622,145	1,982,883
EBITDA	85,460	130,628	185,393	211,910

Foster Wheeler Scope (1):
Backlog - in Foster Wheeler Scope	1,434,800	1,758,300	1,434,800	1,758,300
New orders booked - in Foster Wheeler Scope	487,600	512,000	905,800	1,224,800
Operating revenues - in Foster Wheeler Scope	454,331	481,352	868,214	922,543

Global Power Group
Backlog - in future revenues	806,700	628,500	806,700	628,500
New orders booked - in future revenues	164,800	86,100	627,000	182,600
Operating revenues	163,035	278,330	328,924	590,441
EBITDA	26,396	53,780	56,279	102,563

Foster Wheeler Scope (1):
Backlog - in Foster Wheeler Scope	795,000	615,800	795,000	615,800
New orders booked - in Foster Wheeler Scope	162,200	83,300	621,700	176,700
Operating revenues - in Foster Wheeler Scope	160,351	275,520	323,570	584,550

Corporate & Finance Group (2)
EBITDA	(21,617)	(22,446)	(40,153)	(46,927)

Consolidated
Backlog - in future revenues	3,713,300	4,890,500	3,713,300	4,890,500
New orders booked - in future revenues	935,600	933,800	1,874,100	1,839,800
Operating revenues	1,005,496	1,308,801	1,951,069	2,573,324
EBITDA	90,239	161,962	201,519	267,546

Foster Wheeler Scope (1):
Backlog - in Foster Wheeler Scope	2,229,800	2,374,100	2,229,800	2,374,100
New orders booked - in Foster Wheeler Scope	649,800	595,300	1,527,500	1,401,500
Operating revenues - in Foster Wheeler Scope	614,682	756,872	1,191,784	1,507,093

(1)    Foster Wheeler Scope represents the portion of backlog, new orders booked and operating revenues on which profit can be earned.  Foster Wheeler Scope excludes revenues relating to third-party costs incurred by the company as agent or principal on a reimbursable basis.

(2)    Includes intersegment eliminations.

Foster Wheeler AG and Subsidiaries

Reconciliations of EBITDA and Foster Wheeler Scope

(in thousands of dollars)

(unaudited)

	Fiscal Quarters Ended		Fiscal Six Months Ended
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009
Reconciliation of EBITDA to Net Income*
EBITDA:
Global Engineering & Construction Group	$85,460	$130,628	$185,393	$211,910
Global Power Group	26,396	53,780	56,279	102,563
Corporate & Finance Group	(21,617)	(22,446)	(40,153)	(46,927)
Consolidated EBITDA	90,239	161,962	201,519	267,546
Less: Interest expense	4,044	1,302	8,595	5,469
Less: Depreciation/amortization (1)	11,928	10,895	24,987	21,446
Less: Provision for income taxes	15,409	27,561	37,019	45,564
Net income*	$58,858	$122,204	$130,918	$195,067

Reconciliation of Foster Wheeler Scope Operating Revenues to Operating Revenues

Global Engineering & Construction Group
Foster Wheeler Scope operating revenues	$454,331	$481,352	$868,214	$922,543
Flow-through revenues	388,130	549,119	753,931	1,060,340
Operating revenues	842,461	1,030,471	1,622,145	1,982,883

Global Power Group
Foster Wheeler Scope operating revenues	160,351	275,520	323,570	584,550
Flow-through revenues	2,684	2,810	5,354	5,891
Operating revenues	163,035	278,330	328,924	590,441

Consolidated
Foster Wheeler Scope operating revenues	614,682	756,872	1,191,784	1,507,093
Flow-through revenues	390,814	551,929	759,285	1,066,231
Operating revenues	$1,005,496	$1,308,801	$1,951,069	$2,573,324

(1)    The depreciation / amortization by business segment:

	Fiscal Quarters Ended		Fiscal Six Months Ended
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009
Global Engineering & Construction Group	$6,269	$5,368	$13,601	$10,510
Global Power Group	5,217	5,151	10,504	10,190
Corporate & Finance Group	442	376	882	746
Total depreciation / amortization	$11,928	$10,895	$24,987	$21,446

* Net income attributable to Foster Wheeler AG.

Foster Wheeler AG and Subsidiaries

EBITDA, Net Income* and Diluted Earnings Per Share Reconciliation

(in thousands of dollars, except per share amounts)

(unaudited)

	Fiscal Quarters Ended
	June 30, 2010			June 30, 2009
			Diluted Earnings			Diluted Earnings
	EBITDA	Net Income*	Per Share	EBITDA	Net Income*	Per Share
As adjusted	$92,583	$61,202	$0.48	$163,718	$123,960	$0.98

Adjustments:
Net asbestos-related provision	(2,344)	(2,344)	(0.02)	(1,756)	(1,756)	(0.02)

As reported	$90,239	$58,858	$0.46	$161,962	$122,204	$0.96

	Fiscal Six Months Ended
	June 30, 2010			June 30, 2009
			Diluted Earnings			Diluted Earnings
	EBITDA	Net Income*	Per Share	EBITDA	Net Income*	Per Share
As adjusted	$203,116	$132,515	$1.03	$271,052	$198,573	$1.57

Adjustments:
Net asbestos-related provision	(1,597)	(1,597)	(0.01)	(3,506)	(3,506)	(0.03)

As reported	$201,519	$130,918	$1.02	$267,546	$195,067	$1.54

	Fiscal Twelve Months Ended
	December 31, 2009
			Diluted Earnings
	EBITDA	Net Income*	Per Share
As adjusted	$530,164	$376,521	$2.96

Adjustments:
Net asbestos-related provision	(26,365)	(26,365)	(0.21)

As reported	$503,799	$350,156	$2.75

*Net income attributable to Foster Wheeler AG.

Foster  Wheeler AG and Subsidiaries

 Average Calculations

(in thousands of dollars)

(unaudited)

	2009 Full Year Amount	2009 Quarterly Average Amount *	Fiscal Six Months Ended June 30, 2010	2010 Quarterly Average Amount **

Consolidated
Net income ***	$350,156	$87,539	$130,918	$65,459
Adjusted net income ***	376,521	94,130	132,515	66,258
Consolidated EBITDA	503,799	125,950	201,519	100,759
Consolidated EBITDA, as adjusted	530,164	132,541	203,116	101,558

Global Engineering & Construction Group
New orders booked - in Foster Wheeler Scope	$1,975,200	$493,800	$905,800	$452,900
Operating revenues - in Foster Wheeler Scope	1,910,997	477,749	868,214	434,107
Segment EBITDA	421,186	105,297	185,393	92,697
EBITDA margin	22.0%	22.0%	21.4%	21.4%

Global Power Group
New orders booked - in Foster Wheeler Scope	$599,900	$149,975	$621,700	$310,850
Operating revenues - in Foster Wheeler Scope	1,004,123	251,031	323,570	161,785
Segment EBITDA	194,027	48,507	56,279	28,140
EBITDA margin	19.3%	19.3%	17.4%	17.4%

* To calculate the quarterly average dollar amounts, the company divided reported annual figures by four.

** To calculate the quarterly average dollar amounts, the company divided reported six-month figures by two.

*** Net income attributable to Foster Wheeler AG.